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                                                                    EXHIBIT 99.1


[LOGO OF TRIAD HOSPITALS, INC.]                            NEWS
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                                                           FOR IMMEDIATE RELEASE

Investor Contact:                                                 Media contact:
Deborah Little                                          Patricia G. Ball, Ed. D.
Investor Relations Coordinator and                Vice President, Marketing & PR
Executive Assistant to the CFO                                      972-789-2719
972-701-2259

                        TRIAD PROVIDES FINANCIAL GUIDANCE


DALLAS, TX (May 7, 2001) - Triad Hospitals, Inc. (the "Company" or "Triad") (NYSE: TRI) today announced financial guidance for the fiscal years 2001, 2002 and 2003, inclusive of its recent acquisition of Quorum Health Group, Inc. ("Quorum"), which the Company completed on April 27, 2001.

The Company is publicly disclosing its financial guidance in response to the guidelines of the Securities and Exchange Commission's Regulation FD. If material changes to this guidance occur, the Company may publish updated guidance.

The Company has prepared a presentation with additional information regarding this financial guidance. It is posting the presentation on the Triad website at www.triadhospitals.com.
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The Company will conduct a conference call at 9:30 am Eastern Time (8:30 am
Central Time) on Tuesday, May 8, to discuss its financial guidance and its March 2001 quarterly results, which it also disclosed today in a separate release. To listen to the call, please call 913-981-4910, conference code 788433. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 30
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days at 719-457-0820, conference code 788433.

2001 Financial Guidance
Same-Facility Admission Growth                 3-4%
Same-Facility Revenue Growth                   4-7%
Revenues (in millions)                         $2,515-2,600
EBITDA (in millions)                           $410-415
EBITDA Margin                                  15.8%-16.5%
Interest Expense (in millions)                 $125-130
Depreciation and Amortization (in millions)    $194-198
Minority Interest (in millions)                $10-12
ESOP Expense (in millions)                     $9.3
Marginal Income Tax Rate                       39%
Permanent Tax Differences (in millions)        $34-36
Capital Expenditures (in millions)             $250-300
Earnings                                       $0.47-0.52/share (diluted)

Shares Outstanding (in millions):
First Quarter Ended 3/31/01                    35.6 (diluted) (as reported)
Second Quarter Ended 6/30/01                   60.2 (diluted) (weighted pre- and post-acquisition)
Third Quarter Ended 9/30/01                    71.9 (diluted)
Fourth Quarter Ended 12/31/01                  72.0 (diluted)

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
Year Ended 12/31/01                            59.9 (weighted)

Earnings Guidance By Quarter:
First Quarter Ended 3/31/01                    $0.22 (as reported)
Second Quarter Ended 6/30/01                   $0.04-0.05
Third Quarter Ended 9/30/01                    $0.05-0.07
Fourth Quarter Ended 12/31/01                  $0.16-0.18

2002 Financial Guidance
Capital Expenditures (in millions)             $250-300
EBITDA Margin                                  16.0%-17.0%
Earnings                                       $0.70-0.80/share (diluted)

Shares Outstanding (in millions):
First Quarter Ended 3/31/02                    72.5 (diluted)
Second Quarter Ended 6/30/02                   72.7 (diluted)
Third Quarter Ended 9/30/02                    72.9 (diluted)
Fourth Quarter Ended 12/31/02                  73.1 (diluted)
Year Ended 12/31/01                            72.8 (diluted)

Earnings Guidance By Quarter:
First Quarter Ended 3/31/02                    $0.24-0.26/share (diluted)
Second Quarter Ended 6/30/02                   $0.10-0.13/share (diluted)
Third Quarter Ended 9/30/02                    $0.11-0.14/share (diluted)
Fourth Quarter Ended 12/31/02                  $0.25-0.27/share (diluted)

2003 Financial Guidance
EBITDA Margin                                  17.0%-18.0%
Earnings                                       $1.15-1.30/share (diluted)

Financial guidance includes former Quorum facilities since the date of the acquisition (May through December of 2001). It excludes former Quorum facilities that the Company has closed, sold or designated held for sale:
Carolinas Hospital System - Kingstree in Kingstree, SC, on which the Company's lease has been terminated; UniMed Medical Center and Kenmare Community Hospital in Minot, ND, which the Company sold on May 3, 2001; and Doctors Hospital of Stark County in Massillon, OH, and Summit Hospital in Baton Rouge, LA, which the Company has designated held for sale. It assumes that Quorum Health Resources
(QHR), the hospital management subsidiary that the Company intends to sell, will be sold by December 2001. Financial guidance for the second quarter of 2001 is before a non-cash charge associated with coordinating Quorum's accounting policies, practices and estimation processes with those of Triad.

EBITDA is earnings before interest, taxes, depreciation, amortization and certain other charges. Salary and benefit expense, and therefore EBITDA, can potentially be impacted positively by increases in ESOP expense, up to a point. The Company's benefits include an overall retirement plan that is based on a fixed percentage of eligible salaries, and which is funded annually by (1) 300,000 shares of stock allocated from the ESOP and (2) cash. The retirement contributions are determined annually first by the ESOP shares at the market price as of December 31 of each year, then by cash contributions, if applicable. For the periods ending each March 31, June 30 and September 30, the retirement contributions are estimated to date depending upon the market price as of the end of that period. (Note, this calculation differs from the calculation of ESOP expense; see below.) The portion of the retirement plan contributions funded by the ESOP shares under this calculation reduces salary and benefit expense. This reduction to salary and benefit expense, however, is limited to the point that the ESOP shares fund all retirement plan contributions.

Interest expense could vary based on changes in interest rates because a portion of the Company's debt (currently approximately $0.9 billion outstanding in bank term loans and a partially drawn $250 million of revolving line of credit) is borrowed at a floating rate.

Depreciation and Amortization includes depreciation of property and equipment and amortization of goodwill, including approximately $0.9 billion of goodwill acquired in the purchase of Quorum. Triad will continue to evaluate the allocation of its purchase price for Quorum, including obtaining fixed asset appraisals, which may result in changes to the allocation between property and equipment and goodwill.

ESOP expense is a non-cash expense associated with the Company's Employee Stock Ownership Plan, a 10-year plan created in 1999 to provide 3,000,000 shares of Triad common stock to employees as a retirement benefit. Each quarter, 75,000 shares are deemed to be released by the ESOP to employees' accounts and added to the Company's basic share count for calculation of EPS. (Unallocated ESOP shares are deemed outstanding but are not counted in either the basic or diluted EPS calculation.) The non-cash ESOP expense for the quarter is equal to those 75,000 shares multiplied by the average of Triad's stock prices on the first and last days of the quarter. Triad's ESOP expense is tax deductible only up to $11.50 per share; it is not tax-deductible to the extent that the Company's stock price exceeds $11.50 per share. The financial guidance assumes an ESOP expense based on a constant Triad stock price of approximately $31.00; changes in the stock price above or below $31.00 could cause ESOP expense to vary from the Company's financial guidance.

The Company's marginal federal and state interest tax rate is expected to be approximately 39%. However, certain reported expenses are not tax deductible, including most goodwill amortization, ESOP expense exceeding $11.50 per share (see above), and certain operating expenses (such as a portion of meal and entertainment expense). As a result of these permanent differences between reported and taxable expenses, the Company's effective tax rate is presently greater than its marginal rate and can vary from period to period.

Capital expenditures for 2001 and 2002 include the costs to construct four new facilities in Fort Wayne, IN, Vicksburg, MS, Bentonville, AR, and Las Cruces, NM, as well as major expansions in Tucson, AZ, Tulsa, OK, Huntsville, AL, Greenbrier, WV, and Denton, TX.

Triad owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. With the acquisition of Quorum, Triad has 49 hospitals and 14 ambulatory surgery centers in 17 states with approximately 9,000 licensed beds. The Company completed a spin-off and began operations as an independent company on May 11, 1999.



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This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.